Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of October 27, 2010, is by and between EcoBlu Products, Inc., a Colorado corporation with offices located at 909 West Vista Way, Vista, California 92083 (the “Company”), and ___________ (the “Holder”).

RECITALS

A.           The Company, the Holder and certain other parties (such other parties and their successors and assigns, the “Other Holders”) entered into that certain Securities Purchase Agreement, dated as of March 26, 2010 (as amended and modified by this Agreement, the “Purchase Agreement”).

B.           [Simultaneously with the consummation of the transactions contemplated by the Purchase Agreement, (i) the Company issued and sold to the Holder and Hudson Bay Fund, LP (i) Notes (as defined in the Purchase Agreement) in the original principal amounts set forth across from their respective names on the Schedule of Buyers attached to the Purchase Agreement (collectively, the “2010 Note”), which are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with their respective terms and (ii) various Warrants (as defined in the Purchase Agreement).]1 [Simultaneously with the consummation of the transactions contemplated by the Purchase Agreement, the Company issued and sold to the Holder (i) a Note (as defined in the Purchase Agreement) in the original principal amount set forth across from the Holder’s name on the Schedule of Buyers attached to the Purchase Agreement (the “2010 Note”), which is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms thereof and (ii) various Warrants (as defined in the Purchase Agreement).]2

C.           Since the issuance of the 2010 Note, one or more Events of Default (as defined in the 2010 Note) have occurred thereunder.

D.           In exchange for the 2010 Note, the Company has authorized the issuance to the Holder of a senior secured convertible note, in the form attached hereto as Exhibit A (including all senior secured convertible notes issued in exchange therefor or replacement thereof, the “Note”), which Note shall be convertible into shares of Common Stock (as converted, the “Conversion Shares”), in accordance with the terms thereof. The Note and the Conversion Shares are collectively referred to herein as the “Securities.”

E.           The exchange of the 2010 Note for the Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act, as amended (the “1933 Act”).

1 Use only for Hudson Bay

2 Use for all noteholders other than Hudson Bay

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	EXCHANGE OF 2010 NOTE.

(a)  2010 Note. Simultaneously with the execution of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the 2010 Note for the Note.

(b) Closing. The closing (the “Closing”) of the exchange of the 2010 Note shall occur at the offices of Greenberg Traurig, LLP, 77 W. Wacker Drive, Suite 3100, Chicago, Illinois 60601. The Closing shall occur on the date hereof simultaneously with the execution of this Agreement (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Delivery. Within seven (7) Business Days following the Closing Date, the Holder shall deliver the 2010 Note to the address specified in writing by the Company. Within two (2) Business Days following the Closing Date, the Company shall deliver the Note to the address specified in writing by the Holder duly executed on behalf of the Company and registered in the name of the Holder or its designee.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes, subject to the exceptions set forth in the Disclosure Schedules attached to this Agreement, each and every representation and warranty to the Holder that is contained in the Purchase Agreement as if each and every such representation and warranty was originally made on the date hereof and made with respect to the Securities and the transactions contemplated by this Agreement, and each and every such representation and warranty is hereby incorporated herein by reference. The Company also represents and warrants that the Company has not incurred or paid, or agreed to incur or pay, any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby. For purposes of this Agreement, “Exchange Documents” means this Agreement, the Note and each of the other agreements and instruments entered into by the parties hereto in connection with the transactions contemplated hereby and thereby.

3.	COVENANTS.

(a) Fees.  [The Company shall reimburse the Holder or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Exchange Documents (including, without limitation, all legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Exchange Documents and due diligence in connection therewith) and in connection with its dealings with the Company with respect to the Transaction Documents (as defined in the Purchase Agreement) a non-accountable amount equal to $22,500, (x) $10,000 of which was previously advanced to the Holder by the Company and (y) the remainder thereof shall be paid by the Company by wire transfer of immediately available funds simultaneously with the Closing or on demand by the Holder upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Holder of any of its obligations hereunder (as the case may be).]3 [Except as otherwise expressly set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the transactions contemplated by this Agreement.]4

(b) Disclosure of Transactions and Other Material Information. The Company shall, after 4:00 p.m., New York time, and prior to 5:30 p.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the 1934 Act (as defined in the Purchase Agreement) and attaching all the material Exchange Documents (including, without limitation, this Agreement and the form of the Note) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Exchange Documents. Neither the Company, its subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of the Holder in any filing (other than the 8-K Filing), announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Exchange Documents (including signature pages thereto) with the SEC (as defined in the Purchase Agreement) and (b) to the extent such disclosure is required by applicable law or market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder. Without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder has not had, and shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of it subsidiaries.

3 Include only for Hudson Bay

4 Include for all noteholders other than Hudson Bay

(c) Transaction Documents. It is expressly understood and agreed that (i) this Agreement and the other Exchange Documents shall be “Transaction Documents,” (ii) for all purposes of all the Transaction Documents (including, without limitation, with respect to all rights, powers, remedies and benefits provided to the Holder thereunder), the Note, the Conversion Shares and the Securities shall be deemed to have been issued pursuant to the Purchase Agreement and shall be treated as if they were the “Notes,” “Conversion Shares” and “Securities” under the Purchase Agreement and the other Transaction Documents and (iii) the Transaction Documents are hereby amended to give full force and effect to the transactions contemplated by this Agreement, the other Exchange Documents and the Other Exchange Agreements (as defined below). Except as otherwise expressly provided herein, (1) the Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Purchase Agreement to the “Purchase Agreement,” “hereto,” “hereof,” “this Agreement,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Agreement, (B) all references in the other Transaction Documents to the “Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Agreement, (C) all references in Transaction Documents to the “Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this Agreement and (D) the Note shall supersede and replace the 2010 Note and (2) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment or waiver of any right, power, benefit or remedy of the Holder under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document and all of them shall continue in full force and effect (including, without limitation, the Security Interests (as defined in the Security Agreement (as defined in the Note)) created thereunder in favor of the Holder), as amended or modified by this Agreement.

(d) Rule 144. The Company expressly acknowledges and agrees that for purposes of Rule 144(d) the Holder shall be deemed to have acquired the Note on March 26, 2010, and that the holding period for the Note may be tacked onto the holding period of the 2010 Note. The Company shall not (and shall cause each of its officers, directors, employees and agents to not) take any action or omit to take any action inconsistent with the foregoing. The Company shall take all actions necessary (including, without limitation, to cause the issuance by its legal counsel of any necessary legal opinions) to issue to the Holder Conversion Shares that are immediately freely tradable without restriction and not containing any restrictive legend, all without the need for any action by the Holder so long as the holding period for a non-affiliate under Rule 144 is met.

(e) Anti-Dilution Acknowledgment. It is expressly understood and agreed that no security (as such term is defined in the 1933 Act) of the Company or any of its subsidiaries that has been issued, or is issued or issuable on or after the date hereof, to JMJ Financial or any of its affiliated or related Persons (as defined in the Purchase Agreement) shall be an Excluded Security (as defined in the Purchase Agreement) and that Section 7 of the Note and Section 2 of the Warrants shall apply to the issuance of all securities of the Company or any of its subsidiaries (including, without limitation, Common Stock issuable upon conversion of any promissory note and disregarding any floor price set forth therein) to JMJ Financial or any of its affiliated or related Persons.

(f) Acknowledgments. The Company expressly acknowledges and agrees that the Note does not extinguish the indebtedness evidenced by the 2010 Note and is not a novation, repayment or reborrowing thereof but rather is given in replacement and substitution of the 2010 Note.

(g) Registration Obligations. The Holder hereby agrees that the Company (i) shall no longer be obligated from and after the date hereof to register the Holder’s Registrable Securities (as defined in the Registration Rights Agreement) as required by the Registration Rights Agreement and (ii) has paid all Registration Delay Payments (as defined in the Registration Rights Agreement) owed to the Holder. Without limiting any provision of the Warrants and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that all exercises of the Holder’s Warrants may be made by Cashless Exercise (as defined in the Warrants).

4.	TERMINATION.

In the event that the Closing shall not have occurred on or before three (3) days from the date hereof, any non-breaching party at any time shall have the right to terminate its obligations under this Agreement with respect to any breaching party on or after the close of business on such date without liability of such non-breaching party to any other party[; provided, however, notwithstanding any such termination the Company shall remain obligated to reimburse the Holder for the expenses described in Section 3(a) above].5 Nothing contained in this Section 4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Exchange Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Exchange Documents.

5.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5 Include only for Hudson Bay

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (including, without limitation, the other Exchange Documents) (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or its subsidiaries (as the case may be), or payable to or received by the Holder, under the Transaction Documents (including, without limitation, under the Exchange Documents), including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant any of the Transaction Documents (including, without limitation, under the Exchange Documents) is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under the Transaction Documents (including, without limitation, under the Exchange Documents). For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under any of the Transaction Documents (including, without limitation, under the Exchange Documents) or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Exchange Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, its subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Exchange Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) except as expressly contemplated by Section 3(c), have any effect on any agreements the Holder has entered into with the Company or any of its subsidiaries prior to the date hereof with respect to any prior investment made by the Holder in the Company or (ii) except as expressly contemplated by Section 3(c), waive, alter, modify or amend in any respect any obligations of the Company or any of its subsidiaries, or any rights of or benefits to the Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its subsidiaries and the Holder and all such agreements shall continue in full force and effect. Except as specifically set forth herein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision of this Agreement may be waived other than by an instrument in writing signed by the waiving party. Without limiting the foregoing, the Company confirms that the Holder has not made any commitment or promise or has any other obligation to provide any financing to the Company, any subsidiary or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth in Section 9(f) of the Purchase Agreement or such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the Note and Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and Warrants. The Holder may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Securities without the consent of the Company, in which event such assignee or transferee shall be deemed to be a Holder hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Released Parties (as defined below) referred to in Section 5(m).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement and are hereby incorporated by reference.

(l) Terms. The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into, any agreement, understanding or instrument with, or for the benefit of, any Other Holder, any holder of Other Notes (as defined in the Note) or any of their respective affiliates with any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company enters into any, direct or indirect, agreement, understanding or instrument with, or for the benefit of, any Other Holder, any holder of Other Notes or any of their respective affiliates that contains any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Holder, then the Holder, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into any agreement, understanding or instrument with, or for the benefit of, any Other Holder, any holder of Other Notes or any of their respective affiliates that contains any terms or conditions which are not identical to the terms and conditions provided to, or for the benefit of, the Holder, then the Company shall immediately notify the Holder of, and contemporaneously with such notification publicly disclose, any such terms. The Company further represents and warrants that (i) except as set forth on Schedule I attached hereto, no consideration has been offered or paid to any Other Holder, any holder of Other Notes or any of their respective affiliates with respect to any of the matters addressed in this Agreement or otherwise, (ii) except as set forth on Schedule I attached hereto, no agreement, understanding or instrument has been entered into with any Other Holder, any holder of Other Notes or any of their respective affiliates with respect to any of the matters addressed in this Agreement that contains any terms or conditions that are different in any respect from any of the terms or conditions contained in this Agreement, (iii) other than the Transaction Documents previously filed with the SEC and except as set forth on Schedule I attached hereto, no agreement, understanding or instrument has been entered into with any Other Holder, any holder of Other Notes or any of their respective affiliates with respect to any other matter and (iv) simultaneously herewith all of the Other Holders and holders of Other Notes are also entering into agreements identical to this Agreement (the “Other Exchange Agreements”).

(m) RELEASE. FOR VALUE RECEIVED (INCLUDING, WITHOUT LIMITATION, THE AGREEMENTS OF THE HOLDER IN THIS AGREEMENT), THE COMPANY HEREBY RELEASES THE HOLDER AND ALL THE OTHER INDEMNITEES (AS DEFINED IN THE PURCHASE AGREEMENT) (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE COMPANY NOW HAS OR EVER HAD AGAINST ANY OF THE RELEASED PARTIES (INCLUDING, WITHOUT LIMITATION, ANY ARISING OUT OF OR RELATING TO THE NEGOTIATIONS IN CONNECTION WITH ANY EVENTS OF DEFAULT), AND THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, THE COMPANY DOES NOT HAVE ANY COUNTERCLAIM, SETOFF, OR DEFENSE AGAINST ANY OF THE RELEASED PARTIES, EACH OF WHICH THE COMPANY HEREBY EXPRESSLY WAIVES.

(n) Independent Obligations. The obligations of the Holder hereunder are several and not joint with the obligations of any Other Holder or any other holder of Other Notes, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or any other holder of Other Notes under any of the Other Exchange Agreements or any other similar agreement. Nothing contained herein, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder, the Other Holder and the holders of the Other Notes as, and the Company acknowledges that the Holder, the Other Holders and the holders of the Other Notes do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder, any of the Other Holders or any holder of Other Notes are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Holder, the Other Holders and the holders of the Other Notes are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any other similar agreement. The decision of the Holder to enter into this Agreement has been made by the Holder independently of any Other Holder and any holder of Other Notes. The Company and the Holder confirms that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Holder or any other holder of Other Notes to be joined as an additional party in any proceeding for such purpose. To the extent that any Other Holder or any holder of Other Notes enters into an agreement with the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested by the Holder.

(o) Confirmation of Company Redemption; Consequence of Failure to Pay Installment Amount.

(i) The Company hereby elects to redeem pursuant to a Company Redemption (as defined in the Note) the entire Installment Amount (as defined in the Note) due with respect to the Installment Date (as defined in the Note) that is November 24, 2010 in accordance with the provisions of Section 8 of the Note. The parties hereby agree that the foregoing constitutes a Company Installment Notice (as defined in the Note) that was delivered to the Holder on the date hereof.

(ii) If the Company fails to so redeem pursuant to a Company Redemption the entire Installment Amount due with respect to the Installment Date that is November 24, 2010 in accordance with the provisions of Section 8 of the Note, then at 8:00 a.m. (New York time) on November 25, 2010, (x) the Exercise Prices (as defined in the Holder’s Series D Warrants (as defined in the Purchase Agreement) of the Series D Warrants held by the Holder are hereby automatically reduced to $0.01 (as adjusted for stock splits, combinations and other similar transactions occurring after the date hereof), subject to further adjustment as provided therein, and (y) the aggregate number of Warrant Shares (as defined in the Holder’s Series D Warrants) for which all the Holder’s Series D Warrants are exercisable will automatically adjust upward to ______________6 Warrant Shares. The parties further agree that the Holder’s Series D Warrants are hereby amended to reflect the foregoing. The Holder hereby agrees that the Conversion Price (as defined in the Note) of the Note and the Exercise Prices (as defined in the Warrants) of the Warrants (other than the Holder’s Series D Warrants) held by the Holder shall not be reduced solely as a result of (1) the reduction of the Exercise Prices of the Holder’s Series D Warrants as contemplated by this Section 5(o)(ii) and (2) any similar reduction to the exercise prices of the Series D Warrants held by the Other Holders that is contemplated in the Other Exchange Agreements.

(p) [Special Acknowledgement. The Company expressly acknowledges and agrees that (i) the Holder’s former name was Hudson Bay Overseas Fund, Ltd. and (ii) Hudson Bay Fund, LP transferred all of its Notes (as defined in the Purchase Agreement) and Warrants to the Holder prior to the date hereof.]7

[signature pages follow]

6 Insert number of shares equal to quotient of (i) original aggregate exercise price of Holder’s Series D Warrants divided by (ii) $0.01. The total number of shares for the Holder and all Other Holders will be equal to 150,000,000.

7 Only use for Hudson Bay

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
ECOBLU PRODUCTS, INC. By: Name: Title:

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:
[________________________] ____________________________________ By: Its:

Schedule I

None, other than Hudson Bay Master Fund Ltd is entitled to expense reimbursement in cash for fees and expenses incurred in connection with its separate Exchange Agreement in a non-accountable amount equal to $22,500.

Disclosure Schedules

None.